Exhibit 99.1

News Release	The Procter & Gamble Company One P&G Plaza Cincinnati, OH 45202

FOR IMMEDIATE RELEASE

PROCTER & GAMBLE ANNOUNCES PRELIMINARY RESULTS OF EXCHANGE OFFER;

CLOSES FOLGERS MERGER WITH SMUCKER

CINCINNATI, Nov. 6, 2008 - The Procter & Gamble Company (NYSE: PG) today announced the preliminary results of its exchange offer for P&G common stock in connection with the separation of P&G’s Folgers coffee subsidiary and the closing of the previously announced merger of Folgers and The J. M. Smucker Company (NYSE: SJM).

In the exchange offer, P&G shareholders had the option to exchange some, none or all of their shares of P&G common stock for shares of Folgers common stock, which, prior to the merger, was a wholly owned subsidiary of P&G. Following the merger, each share of Folgers common stock automatically converted into the right to receive one Smucker common share.

Exchange Offer Results

Pursuant to the exchange offer, which expired at 12:00 midnight, New York City time, on November 5, 2008, P&G announced that it has accepted 38,652,878 shares of P&G common stock for 63,166,532 shares of Folgers common stock.

Based on a preliminary count by the exchange agent, a total of 484,864,100 shares of P&G common stock were validly tendered and not withdrawn prior to the expiration of the exchange offer, including 231,260,800 shares tendered pursuant to guaranteed delivery procedures. The total shares tendered includes an estimated 487,293 shares of P&G common stock tendered by odd-lot shareholders not subject to proration.

Based on the total number of shares of P&G common stock reported to be tendered and not withdrawn prior to the expiration of the exchange offer, the preliminary proration factor is approximately 7.88%.

P&G will not be able to determine the final proration factor until the delivery of shares of P&G common stock tendered by guaranteed delivery is completed, which P&G expects to be the close of business on November 10, 2008. P&G will publicly announce the final proration factor after it has been determined, which may be different from today’s preliminary estimate. At that time, P&G will also announce the exact amount of the after-tax gain from the transaction.

Because more than 38,652,878 shares of P&G common stock were tendered, all shares of Folgers common stock owned by P&G will be exchanged in the offer, and no shares of Folgers common stock will be distributed as a pro rata dividend.

Morgan Stanley & Co. Incorporated served as the dealer manager for the exchange offer.

Closing of the Folgers Merger

In connection with the exchange offer, P&G also announced the closing of the merger of Folgers with Smucker, pursuant to which a Smucker subsidiary merged with and into Folgers, with Folgers surviving as a wholly owned subsidiary of Smucker. The Smucker common shares issued in the Folgers merger represent approximately 53.5 percent of the Smucker common shares that are outstanding after the merger.

About Procter & Gamble

Three billion times a day, P&G brands touch the lives of people around the world. The company has one of the strongest portfolios of trusted, quality, leadership brands, including Pampers®, Tide®, Ariel®, Always®, Whisper®, Pantene®, Mach3®, Bounty®, Dawn®, Gain®, Pringles®, Folgers®, Charmin®, Downy®, Lenor®, Iams®, Crest®, Oral-B®, Actonel®, Duracell®, Olay®, Head & Shoulders®, Wella®, Gillette®, Braun® and Fusion®. The P&G community includes approximately 138,000 employees working in over 80 countries worldwide. Please visit http://www.pg.com for the latest news and in-depth information about P&G and its brands.

Forward-Looking Statements

All statements, other than statements of historical fact included in this release, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete. We assume no obligation to update any forward-looking statement as a result of new information, future events or other factors. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. In addition to the risks and uncertainties noted

in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) the ability to achieve business plans, including with respect to lower income consumers and growing existing sales and volume profitably despite high levels of competitive activity, especially with respect to the product categories and geographical markets (including developing markets) in which the Company has chosen to focus; (2) the ability to successfully execute, manage and integrate key acquisitions and mergers and to achieve the cost and growth synergies in accordance with the stated goals of these transactions; (3) the ability to manage and maintain key customer relationships; (4) the ability to maintain key manufacturing and supply sources (including sole supplier and plant manufacturing sources); (5) the ability to successfully manage regulatory, tax and legal matters (including product liability, patent, intellectual property, and competition law matters), and to resolve pending matters within current estimates; (6) the ability to successfully implement, achieve and sustain cost improvement plans in manufacturing and overhead areas, including the Company’s outsourcing projects; (7) the ability to successfully manage currency (including currency issues in volatile countries), debt, interest rate and commodity cost exposures and significant credit or liquidity issues; (8) the ability to manage continued global political and/or economic uncertainty and disruptions, especially in the Company’s significant geographical markets, as well as any political and/or economic uncertainty and disruptions due to a global or regional credit crisis or terrorist and other hostile activities; (9) the ability to successfully manage competitive factors, including prices, promotional incentives and trade terms for products; (10) the ability to obtain patents and respond to technological advances attained by competitors and patents granted to competitors; (11) the ability to successfully manage increases in the prices of raw materials used to make the Company’s products; (12) the ability to stay close to consumers in an era of increased media fragmentation; (13) the ability to stay on the leading edge of innovation and maintain a positive reputation on our brands; and (14) the ability to successfully separate the Company’s coffee business. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent 10-K, 10-Q and 8-K reports.

Additional Information

Smucker and Folgers have filed registration statements with the U. S. Securities and Exchange Commission (“SEC”) registering the shares of Folgers common stock and Smucker common shares to be issued to P&G shareholders in connection with the Folgers transaction. In connection with the exchange offer for the shares of common stock of Folgers, P&G filed on October 8, 2008 a tender offer statement with the SEC. P&G shareholders are urged to read the prospectus included in the registration statements, the tender offer statement and any other relevant documents, because they contain important information about Smucker, Folgers and the proposed transaction. The prospectus, tender offer statement and other documents relating to the proposed transaction can be obtained free of charge from the SEC’s website at www.sec.gov. The documents can also be obtained free of charge from P&G upon written request to The Procter and Gamble Company, Shareholder Services Department, P.O. Box 5572, Cincinnati, Ohio 45201-5572 or by calling (800) 742-6253, or from Smucker upon written request to The J. M. Smucker Company, Shareholder Relations, Strawberry Lane, Orrville, Ohio 44667 or by calling (330) 684-3838

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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P&G Media Contact:

Jennifer Chelune, 513.983.2570

P&G Investor Relations Contacts:

Mark Erceg, 513.983.2414

John Chevalier, 513.983.9974